                                 EXHIBIT 15


































                                    EXH 15

KPMG LLP
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000
Atlanta, GA 30308




AFLAC Incorporated
Columbus, Georgia

Ladies and Gentlemen:

Re: Registration Statement No. 33-64535 on Form S-3; 33-41552, 33-44720, 333-01243, 333-69333 and 333-27883 on Form S-8 and 333-78403 on
     Form S-4

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated July 24, 2001, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, our report dated July 24, 2001, related to our review of interim financial information is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of section 7 and 11 of the Act.


                                           KPMG LLP




Atlanta, Georgia
July 24, 2001





















                                  EXH 15-1